                            ASSET PURCHASE AGREEMENT

         Agreement dated August 15, 2003, by and among Keys Insurance Agency, Inc., a Florida corporation ("Seller"), and Derek Martin-Vegue and Richard Rosier, and Keys Insurance Services, Inc., a Florida corporation, (collectively ("Buyer").
                                  WITNESSETH:
                                    RECITALS

          Seller wishes to sell to Buyer, and Buyer wishes to buy from Seller, all of the property and assets, as a going concern, of the insurance agency business conducted by Seller (collectively the "Assets").

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the covenants and agreements set forth herein in reliance on the representations and warranties contained herein, the parties hereby agree and legally bind themselves as follows:

                                   AGREEMENTS

SECTION 1. PURCHASE AND SALE OF ASSETS.

1.1 Sale of Business. Seller hereby agrees to sell, transfer, assign and deliver to Buyer, and Buyer agrees to purchase, at the closing date, Seller's existing business and assets, including but not limited to the goodwill of the business as a going concern, the right to use the name "Keys Insurance Agency" or any variant of the name, all of Seller's rights under its contracts, licenses and agreements, and all tangible and intangible assets, processes, methodologies, intellectual and other property used by Seller in the business known as "Keys Insurance Agency, Inc.", all as specified in Exhibit "A", free and clear of all liens, charges and encumbrances except as provided herein.

1.2      Purchase Price.

                  Purchase Price                         $2,150,000.00

         +        Current Net Assets as of
                           June 30, 2003                     95,486.79
                                                          ------------

                  Total                                  $2,245,486.79

1.3      Method of Payment.

                  Third Party Financing with
                     TIB Bank of the Keys                $2,020,938.00

                  Cash due from Buyer at Closing            224,548.79
                                                          ------------

                  Total of Payments                      $2,245,486.79

SECTION 2. GUARANTY AGREEMENT

         At a later date, if requested by the TIB Bank, the wives, Anne Martin-Vegue and Kathleen Rosier, will sign Guaranties as to the Promissory Note executed by the Buyers in this transaction.

/s/ Anne Martin-Vegue                       /s/ Kathleen Rosier
----------------------                      --------------------
Anne Martin-Vegue                           Kathleen Rosier


SECTION 3. NON-COMPETITION, NON-DISPARAGEMENT AND FURTHER COOPERATION

          The Seller has executed a separate Non-Competition Agreement.

         Neither party shall make, communicate or disseminate in any way, shape or form, including without limitation oral, written, facsimile or internet communications, any remarks, statements, allegations or comments which may either directly or indirectly disparage, denigrate, libel or slander the other party or any of its officers, directors, employees or affiliates.

         The parties will cooperate with each other and execute all other documents which may be necessary to effectuate the terms of this agreement in transferring the assets of Keys Insurance Agency, Inc. to Buyer.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller represents and warrants that:

                  a. Keys Insurance Agency, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the power to own its property and conduct its business in the manner in which such business is now being conducted.

                  b. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized and approved by all necessary action of Seller and Seller has full power to perform this Agreement and the transactions contemplated hereby, and this Agreement constitutes a valid and binding agreement of Seller enforceable in accordance with its terms.

                  c. The execution, delivery, and performance of this Agreement and the consummation of the transactions herein contemplated do not and will not result in the creation of any lien or encumbrance upon the property or assets of Seller, and do not and will not conflict with, or result in a breach of any term or provision of, or constitute a default under or pursuant to the articles of incorporation or bylaws of Seller, or any agreement, indenture, mortgage, deed of trust or other instrument to which Seller is a party or by which Seller is bound or to which its properties are subject, or any law, rule, regulation, judgment, order or decree. All consents by third parties that are required to prevent or eliminate every such conflict, breach, default, lien and encumbrance shall have been validly obtained before the Closing and at the Closing shall be in full force and effect and valid and sufficient for such purpose.

                  d. Seller has previously furnished Buyer a balance sheet for the Seller as of June 30, 2003, together with a statement of income for the six months then ending (collectively the "Financial Statements"). Seller has maintained its books of account in the usual, regular and ordinary manner on a consistent basis and the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, are true and complete, and fairly present the financial condition of the Seller and the results of its operations for the periods stated.

                  e. Except as and only to the extent reflected or reserved against in the balance sheet of the Seller of June 30, 2003, and except for obligations incurred in the ordinary course of business since that date, the Seller has no material debts, liabilities or other obligations (including, without limitation, obligations for federal, state or local taxes or other governmental assessments or penalties, and obligations and advances, directly or indirectly, to the Seller), absolute or contingent, due or to become due, and the Seller does not know or have reasonable grounds for knowing the basis for any assertion against the Seller of any liability (including any tax liability) of any nature or in any amount not reflected on, or reserved against in, the balance sheet of the Seller as of June 30, 2003.

                  Seller is current in the payment of all of its obligations and liabilities, including those shown on the Financial Statements, and there are no obligations due or to become due, or liabilities, fixed or contingent, that the Seller will not be able to satisfy in the ordinary course of business.

                  f. Subsequent to June 30, 2003, through and including the Closing Date, the business of the Seller has been conducted only in the ordinary course and there have not been

         (1) Any materially adverse change in the condition (financial or otherwise) or overall business or prospects of the Seller;


         (2) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting Seller's properties, assets, business or prospects;

          (3) Any agreement, contract or other arrangement obligating the Seller, or any debt, obligation or liability

                  (whether direct or indirect, contingent or otherwise) incurred other than in the ordinary course of business;

         (4) Any sale or other disposition of, or lien or encumbrance placed on, any of the Seller's properties;

         (5) Any dividend or liquidating or other distribution with respect to the stock issued, authorized, declared, paid or effected; and

          (6) Any other occurrence, event, condition or state of facts of any kind which materially affects or which may materially affect the overall business or prospects of the Seller in any adverse manner.


                  g. Except as disclosed by Seller to Buyer, Seller is not a party to, or obligated under, any notes, mortgages, security agreements, contracts, employment contracts, agreements, leases, other commitments or the like (including pension, profit sharing, option, bonus or other employee benefit plans) which are not terminable on 30 days' notice or which involve termination exposure in excess of $1,000.00. True and complete copies of all documents herein described have previously been furnished to Buyer. All such notes, mortgages, security agreements, contracts, agreements, leases, other commitments or the like, to which the Seller is a party, are fully binding and validly enforceable in accordance with their terms and there are no defaults thereunder.

                  h. The Seller has filed with the appropriate governmental agencies all tax returns (federal, state and local) that Seller is required to file, and all taxes shown to be due and payable on said returns or on any assessments that they have received, and all other taxes (federal, state and local) due and payable on or before the date of this Agreement have been determined and paid. Buyer agrees to reimburse Seller for any tax liability incurred by Seller from June 30, 2003 to closing date.

                  i. There is no material litigation, claim, proceeding or investigation currently threatened or pending against the Seller and Seller does not know of any basis or grounds for any such suit, action, claim, dispute, investigation or other proceeding, except as disclosed by Seller to Buyer. The Seller is not affected by any present or threatened strike or other labor disturbance, and there have been no petitions for union elections covering any of the employees of the Seller filed, and, to the best knowledge of Seller, there is no union attempting to represent any employees of the Seller as a collective bargaining agent.

                  j. Exhibit A hereto lists all of the tangible assets and properties of the Seller and all of the copyrights, trademarks, trade names or similar rights of the Seller used in its business. The Seller has good and marketable title to all properties and assets used in its business, including, without limitation, real estate, improvements thereon and equipment used in its business (except such real and personal properties as are held pursuant to valid leases or licenses), free and clear of all liens, charges and encumbrances, except as described and reflected in Exhibit "B." All tangible properties and assets reflected in the Balance Sheet of Seller as of June 30, 2003, are in good and usable condition (reasonable wear and tear excepted), and no such asset lies in an area which is, or is presently known to be, zoned to prohibit the continued effective use thereof in the conduct of the business of Seller, as now carried on and proposed to be carried on. The properties and assets of Seller listed in Exhibit "A" are adequately insured against risks commonly insured against by companies similarly situated, and together with properties and assets held pursuant to valid leases or licenses, constitute all properties and assets which are necessary to, or are being used in, the Seller's present business. Since June 30, 2003, there has been no acquisition or disposition of such assets, except in the ordinary course of business.

                  k. All leases under which Seller holds real or personal property are described in Exhibit "B" hereto. True and complete copies of all such leases have been furnished previously to Buyer. Seller has good title to the leasehold interests in such property free and clear of liens and encumbrances except as set forth in Exhibit "C." Each lease is in full force and effect, all accrued and payable payments have been paid, the Seller has not violated any term of any such lease in any material respect and no event of default under any such lease has occurred.

                  l. Seller has delivered to Buyer true and complete copies of each pension, retirement, profit sharing, stock purchase, stock option, severance, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans or fringe benefit arrangements, including, without limitation, any "employee benefit plan" as defined in
        Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Seller contributes or is a party to or by which Seller is bound or under which it may have liability and under which employees or former employees of the Seller (or their beneficiaries) are eligible to participate or derive a benefit (the "Plans"). The Seller has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of the employees or former employees of the Seller. Benefits under all Plans are as represented and will not be increased subsequent to the date documents are provided. Seller makes no commitment and has no obligation to establish any pension, retirement, profit sharing, stock purchase, stock option, severance, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program.

          (2)     The following representations are made with regard to the
          Plans:

          (i) The Seller has, in all material respects, performed all obligations, whether arising by operation of law, contract or past custom, required to be performed under or in connection with the Plans, and the Seller has no knowledge of any default or violation by any other party with respect to the Plans;

          (ii) All reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, plan participants or plan beneficiaries have been or will be filed or furnished in accordance with applicable law in a timely manner;

          (iii) There are no actions, suits or claims (other than routine claims for benefits) pending, or, to the best of

                  Seller's knowledge, threatened, against any Plan or against the assets funding any Plan;


                  m. No statement contained in this Agreement or any statement (including the Financial Statements), certificate, instrument or other document, furnished to Buyer in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants that:

         a. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

         b. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized and approved by all necessary action of Buyer. Buyer has full power to enter into and perform this Agreement and the transactions contemplated hereby, and this Agreement constitutes a valid and binding agreement of Buyer enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws, from time to time in effect, and any equity principles relating to or affecting generally the enforcement of creditors' rights.

         c. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict or be inconsistent with or result in the termination of or result in any breach of or constitute a default under the terms of any indenture, mortgage, deed of trust, covenant, agreement or other instrument to which Buyer is a party or to which any of its property is subject.

SECTION 6. COVENANTS AND FURTHER AGREEMENTS.

6.1 Brokers and Consultants. The parties represent and warrant to each other that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not give rise to any valid claim against any of the parties hereto for a finder's fee, brokerage commission or other like payment.

6.2 Reliance Upon and Survival of Representations and Warranties. Notwithstanding any investigation at any time conducted by any of the parties hereto, each of the parties hereto shall be entitled to rely on the representations and warranties of the other parties set forth herein or in any schedule, exhibit or other document delivered pursuant hereto. The representations, warranties, covenants and agreements of the parties shall be true and accurate as of, and shall survive, the Closing Date. If Buyer determines that a claim exists against Seller under this Section 6.2 or any other section of this Agreement, Buyer shall promptly notify Seller in writing of such claim.

6.3 Further Assurances. The parties hereto agree to execute and deliver or cause to be executed and delivered at the Closing or at other reasonable times and places such additional instruments as another party hereto may reasonably request for the purpose of carrying out this Agreement.

6.4      Indemnification.

         a. Seller covenants and agrees to indemnify and hold harmless the Buyer from and against any loss, claim, liability, obligation or expense (including reasonable attorneys' fees) (i) incurred or sustained by Buyer on account of any misrepresentation or breach of any warranty, covenant or agreement of Seller contained in this Agreement or made in connection herewith, or
                  (ii) incurred or sustained on account of the non-fulfillment by Seller of any of the conditions or covenants of this Agreement as contemplated hereby. Without limiting the generality of the foregoing, Seller shall be liable for all material undisclosed liabilities of the Seller existing before the Closing or which may arise based on facts or events existing prior to the Closing. If any claim is asserted against Seller for which indemnification may be sought under the provisions of this Section 5.4, Buyer shall promptly notify Seller of such claim and thereafter shall permit Seller at their expense to participate in the negotiation and settlement of any such claim and to join in the defense of any legal action arising therefrom.

         b. Buyers covenant and agree to indemnify and hold harmless Seller from and against any loss, claim, liability, obligation or expense (including reasonable attorneys' fees (i) incurred or sustained on account of any misrepresentation or breach of any warranty, covenant or agreement of Buyer contained in this

                  Agreement or made in connection herewith, or (ii) incurred or sustained on account of the non-fulfillment by Buyers of any of the conditions or covenants of this Agreement as contemplated hereby. If any claim is asserted against Buyers for which indemnification may be sought under the provisions of this Section 5.4, Seller shall promptly notify Buyers of such claim and thereafter shall permit Buyers at their expense to participate in the negotiation and settlement of any such claim and to join in the defense of any legal action arising therefrom.

6.5 Expenses. Each party shall pay its own expenses and costs, including, without limitation, counsel fees and transfer taxes incurred in connection with the consummation of this Agreement and the transactions contemplated hereby.

6.6 Limited Use of Network System. Buyer may continue to stay on Seller's Network System for a period of 120 days after the closing date.

SECTION 7. CONDITIONS TO OBLIGATION OF BUYER.

          The obligations of the Buyers at the Closing to consummate the transactions herein contemplated are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

7.1 Truth of Representations and Warranties. The representations and warranties of Seller contained in this Agreement and in any exhibit or other document delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

7.2 Performance of Agreements. Each agreement of Seller to be performed on or before the Closing Date pursuant to the terms hereof or as contemplated herein shall have been duly performed.

7.3 Consents. All consents by third parties that are required for the consummation of the transactions contemplated herein, or that are required pursuant to Section 3 of this Agreement, shall have been obtained in writing.

7.4 Opinion of Seller' Counsel. Seller shall have furnished to Buyer a favorable opinion dated the Closing Date by Karl Beckmeyer, counsel for Seller, in form and substance satisfactory to counsel for Buyer that:

         a. The Seller has been duly organized and is validly existing and in good standing under the laws of the State of Florida and has requisite power and authority to carry on its business as now conducted and to own its property.

         b. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action, and the Seller has duly executed and delivered any documents required hereunder.

         c. This Agreement and related documents are legal, valid and binding obligations of the Seller and are enforceable against the Seller in accordance with their terms except to the extent that their enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in an action at law or a suit in equity), including the availability of equitable remedies, and (iii) procedural requirements of law applicable to the exercise of creditors' rights generally.

         d. Seller has made valid delivery of the Assets to Buyers, free and clear of all liens and encumbrances, and all of Seller's right, title and interest in the Assets have vested in Buyers.

7.5 Legal Matters. All legal matters in connection with the consummation of the transactions contemplated by this Agreement shall be satisfactory to counsel for Buyer, and such counsel shall have been furnished with such certificates, instruments, documents, opinions (in addition to those specified in Section 7.4 hereof) and other papers as they may have reasonably requested to enable him to pass on such matters.

SECTION 8. CONDITIONS TO THE OBLIGATIONS OF SELLER.

         The obligations of Seller to consummate the transactions herein contemplated are subject to the satisfaction on or before the Closing Date of the following conditions:

8.1 Truth of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement and in any exhibit or other document delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

8.2 Performance of Agreements. Each agreement of Buyer to be performed on or before the Closing Date pursuant to the terms hereof or as contemplated herein shall have been duly performed

SECTION 9. THE CLOSING.

         a. The closing (the "Closing") under this Agreement shall be held on August 15, 2003, or such other date as Seller and Buyer may agree (the "Closing Date"), at the Executive Offices of TIB Bank of the Keys, 99451 Overseas Highway, Key Largo, Florida.

         b. At the Closing, Seller shall deliver or cause to be delivered to Buyer a Bill of Sale for the Assets and all other instruments, documents and opinions required to be delivered by Seller under this Agreement or which counsel for Buyer may reasonably request for the purpose of closing this Agreement.

         c. At the Closing, Buyer shall pay and deliver to Seller the Purchase Price in the amount and form specified in Section 1.3 and shall deliver all other instruments, documents and opinions required to be delivered by Buyer under this Agreement or which Seller may reasonably request for the purpose of closing this agreement.

SECTION 10. BENEFITS.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their assigns and successors in interest.

SECTION 11. NOTICES.

         Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid, addressed as follows:


         a.       If to Buyer, addressed to:

                  Derek Martin-Vegue
                  1800 Manor Lane
                  Marathon, FL   33050

                  Richard Rosier
                  2285 Royal Lane
                  Naples, FL   34112

                  with copies to:

                  David P. Kirwan, Esq.
                  6803 Overseas Highway
                  Marathon, Florida  33050

If to Seller, addressed to:

                  TIB Bank of the Keys
                  P. O. Box 2808
                  Key Largo, FL   33037
                  Attention:  Ed Lett, President & CEO


                  with copies to:

                  Karl Beckmeyer, General Counsel
                  TIB Bank of the Keys
                  P. O. Box 2808
                  Key Largo, FL   33037

         Any such notice or communication shall be deemed to have been given as of the date so mailed.




SECTION 12. ENTIRE AGREEMENT.

         The exhibits hereto and the certificates and other documents to be furnished in connection herewith are an integral part of this Agreement. All understandings and agreements between the parties are merged into this Agreement which fully and completely expresses their agreements and supersedes any prior agreement or understanding relating to the subject matter, and no party has made any representations or warranties, express or implied, not herein expressly set forth. This Agreement shall not be changed or terminated except by written amendment signed by the parties hereto. All representatives and warranties made herein, and all obligations not fully satisfied at closing, shall survive closing.

SECTION 13. GOVERNING LAW.

         This Agreement and the agreements contemplated hereby shall be construed in accordance with and governed by the laws of the State of Florida. Venue for any litigation arising out of this Agreement shall be in Monroe County, Florida.

SECTION 14. COUNTERPARTS.

         This Agreement is executed in several counterparts, all of which taken together shall constitute one instrument.

SECTION 15. SEVERABILITY.

         If any clause, provision or section of this Agreement shall be held illegal or invalid by any court, the illegality or invalidity of such clause, provision or section shall not affect the remainder of this Agreement which shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained in this Agreement. If any agreement or obligation contained in this Agreement is held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the respective party hereto only to the extent permitted by law.

SECTION 16. DESCRIPTIVE HEADINGS.

         The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

SECTION 17. ATTORNEYS FEES.

         The prevailing party, in any litigation arising out of this Agreement, shall be entitled to an award of all reasonable costs and attorney's fees and expenses, including appellate attorney's fees.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.


SELLER:                                          BUYER:

Keys Insurance Agency, Inc.              Keys Insurance Services, Inc.
                                         a Florida corporation


By:   /s/ Derek Martin-Vegue             By: /s/ Derek Martin-Vegue
      ---------------------------            ------------------------
      Derek Martin-Vegue                     Derek Martin-Vegue


As its: President                            As its: President



                                         /s/ Derek Martin-Vegue
                                         ----------------------
                                         Derek Martin-Vegue


                                         /s/ Richard Rosier
                                         ------------------
                                         Richard Rosier

STATE OF FLORIDA

COUNTY OF MONROE

         The foregoing instrument was acknowledged before me this 14th day of August, 2003, by Derek Martin-Vegue, as President of Keys Insurance Agency, Inc., who is either personally known to me or who has produced
_________________________ as identification.

                                             /s/ Deborah Beckmeyer
                                             ---------------------
                                             NOTARY PUBLIC

                                        Deborah Beckmeyer
                                        ------------------
My Commission Expires:                  (Print name of Notary Public)
July 24, 2005

STATE OF FLORIDA

COUNTY OF MONROE

         The foregoing instrument was acknowledged before me this 14th day of August, 2003, by Derek Martin-Vegue, as President of Keys Insurance Services, Inc., who is either personally known to me or who has produced
_________________________ as identification.

                                          /s/ Deborah Beckmeyer
                                          ---------------------
                                          NOTARY PUBLIC

                                          Deborah Beckmeyer
                                          -----------------
                                          (Print name of Notary Public)
My Commission Expires:
July 24, 2005
STATE OF FLORIDA

COUNTY OF MONROE

         The foregoing instrument was acknowledged before me this 14th day of August, 2003, by Richard Rosier, who is either personally known to me or who has produced Florida Driver's License as identification.


                                          /s/ Deborah Beckmeyer
                                          ---------------------
                                          NOTARY PUBLIC

                                          Deborah Beckmeyer
                                          ----------------------
                                          (Print name of Notary Public)

My Commission Expires: July 24, 2005

STATE OF FLORIDA

COUNTY OF MONROE

         The foregoing instrument was acknowledged before me this 14th day of August, 2003, by Derek Martin-Vegue, who is either personally known to me or who has produced _________________ as identification.


                                           /s/ Deborah Beckmeyer
                                           ---------------------
                                           NOTARY PUBLIC

                                           Deborah Beckmeyer
                                           -----------------
                                           (Print name of Notary Public)

My Commission Expires:
July 24, 2005

EXHIBIT      A TO ASSET PURCHASE AGREEMENT DATED AUGUST 14, 2003
             Assets and Liabilities as of June 30, 2003

ASSETS

ACCOUNT RECEIVABLE
              Accounts Receivable - Agency Business                            59,114.77
              Accounts Receivable -Finance Companies                            3,088.63
              Direct Bill Commissions Receivable                              126,216.14
              A/R - Other                                                       2,030.27
              TOTAL ACCOUNT RECEIVABLE                                                        190,449.81

PREPAID EXPENSES
              Prepaid Expenses-Insurance                                        4,603.31
              Prepaid Expenses-Rent                                             6,725.45
              Prepaid Expenses-Other                                            2,364.94
              TOTAL PREPAID EXPENSES                                                           13,693.70

SECURITY DEPOSITS
              Security Deposits                                                 1,225.00

              TOTAL SECURITY DEPOSITS                                                           1,225.00


LIABILITIES

ACCOUNTS PAYABLE
              Accounts Payable to Companies                                   (64,050.55)
              Commissions Payable - All Business                              (18,441.89)
              Vendors Payable                                                 (20,887.89)
              FUTA and SUI Taxes                                                 (399.39)
              Bonus Payable                                                    (5,322.00)
              Christmas Party Payable                                            (780.00)
              TOTAL ACCOUNTS PAYABLE                                                         (109,881.72)

                                                                                             ----------
              NET VALUE OF PURCHASED ASSETS LESS LIABILITIES                                   95,486.79
                                                                                             ===========

FIXED ASSETS
              Telecommunications                                               12,880.52
              Automobiles                                                      31,200.00
              Furniture & Fixtures                                              9,181.38
              Equipment                                                       164,626.75
              Leasehold Improvements                                           40,121.12
              Accumulated Depreciation                                       (133,194.92)
              TOTAL OF NBV OF FIXED ASSETS                                                    124,814.85

Exhibit B to Asset Purchase Agreement dated August 14, 2003



All of assignor's rights pursuant to the leases/rental agreements, whether written or oral, between Assignor as Tenant and Scott Oropeza (805 Peacock Plaza, Key West, Florida), Franklin D. Greenman (Part of Unit 41, Gulfside Village Condominium, Marathon, Florida) and Derek Martin-Vegue (Part of Unit 41, Gulfside Village Condominium, Marathon, Florida)

Exhibit C to Asset Purchase Agreement dated August 14, 2003



                                      NONE



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